Exhibit 10.01

AGREEMENT OF LEASE made as of the 1st day of September, 2006 between 195 SPRING VALLEY ASSOCIATES, LLC (“Landlord”), having an address at 155 North Dean Street, Englewood, New Jersey 07631 and JACLYN, INC., having an address at 635-59th Street, West New York, NJ 07093 (“Tenant”).

ARTICLE 1

PREMISES AND TERM OF LEASE

        Section 1.1     The Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the Premises (hereinafter defined), subject to all existing liens, charges, encumbrances and matters of record and the terms and conditions hereinafter provided. In the event the Landlord does not close title to the Premises, this Lease shall be null and void.

        TO HAVE AND TO HOLD said Lease unto Tenant, its successors and assigns for a term which is to commence on the date the Landlord closes title to the Premises and shall end on the last day of the month in which the tenth (10th) anniversary of the Commencement Date occurs (“Expiration Date”) unless such term shall be sooner terminated as hereinafter provided.

        It is hereby mutually covenanted and agreed by and between the parties hereto that this Lease is made upon the foregoing and upon the agreements, covenants and conditions herein set forth.

ARTICLE 2

DEFINITIONS

        Section 2.1      The terms defined in this Article shall, for all purposes of this Lease and all agreements supplemental hereto, have the meanings herein specified.

(a) “Default” shall mean any condition or event which constitutes or would, after notice or lapse of time, or both, constitute an Event of Default.

(b) “Governmental Authority” shall mean laws and ordinances of any or all of the federal, state, city, county and borough governments and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

(c) “Impositions” shall have the meaning provided in Section 4.1.

(d) “Land” shall mean the parcel of land described in Schedule A.

(e) “Landlord” shall mean only the owner or owners at the time in question of the Land, so that in the event of any sale or sales or transfer or transfers of the Land, the seller or transferor shall be and hereby is entirely freed and relieved of all agreements, covenants and obligations of Landlord hereunder and it shall be deemed and construed without further agreement between the parties or their successors-in-interest or between the parties and the purchaser or transferee on any such sale or transfer that such purchaser or transferee has assumed and agreed to carry out any and all agreements, covenants and obligations of Landlord hereunder accruing from and after the date of sale or transfer.

(f) “Lease Year” shall mean for the first Lease Year, the twelve (12) month period, plus any partial month, commencing on the Commencement Date and ending on last day of the calendar month following the first (1st) anniversary of the Commencement Date and for each Lease Year thereafter, each twelve (12) month period thereafter.

(g) “Penalty Rate” shall mean the greater of (a) 12% per annum, and (b) 3% over the prime rate of interest published in the Wall Street Journal (but in neither case greater than the maximum legally collectible interest rate). Landlord and Tenant acknowledge that the prime rate of Interchange Bank may fluctuate during any period of accrual of interest at the Penalty Rate under this Lease and that, in such event, interest during such period may accrue at a fluctuating, rather than fixed, rate.

(h) “Premises” shall mean the Land and all buildings, improvements and structures now or hereafter erected on the Land, and the machinery, kitchen, restaurant, or business equipment and fixtures, appliances, engines, dynamos, boilers, elevators, radiators, air-conditioning compressors, ducts, pipes, conduits and fittings at any time now or hereafter erected, constructed, affixed or attached to or placed in or placed upon the Land, and any and all alterations, renewals and replacements thereof, additions thereto and substitutes therefore together with all of Landlord’s right, title and interest in all easements, rights and other matters appurtenant to the Land and in and to any land lying in the bed of any roads adjacent to the Land.

(i) “Rental” shall have the meaning provided in Article 3.

(j) “Requirements” shall mean any and all present and future laws, rules, orders, ordinances, regulations, statutes and requirements of any Governmental Authority.

(k) “Tenant” shall mean the Tenant herein named or any assignee or other successor-in-interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant’s estate and interest granted by this Lease; but the foregoing provisions of this subsection shall not be construed to relieve the Tenant herein named and/or any assignee or other successor-in-interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

(l) “Unavoidable Delays” shall mean delays due to fire, casualty, any strike, lock-out or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord’s or Tenant’s reasonable control, as the case may be. The delay in making any payment due to a party hereunder shall not, in any instance, be deemed to be an Unavoidable Delay.

ARTICLE 3

RENT

        Section 3.1 (a)      Tenant shall pay to Landlord, in currency which at the time of payment is legal tender for public and private debts in the United States of America the fixed net rental (the “Fixed Net Rent”) in the following amounts, for the following periods:

a. From the date hereof through the third (3rd) Lease Year the monthly rental shall be Eighteen Thousand Dollars ($18,000).

b. For the fourth (4th) through the tenth (10th) Lease Year the monthly rental shall be Twenty-One Thousand Dollars ($21,000) .

        Section 3.2      Tenant shall also pay all Impositions, all additional rent and all other sums due and payable hereunder. Tenant shall reimburse Landlord upon demand for all costs and expenses, including counsel fees, paid or incurred by Landlord in curing any Default or arising out of any indemnity given herein by Tenant to Landlord, together with interest at the Penalty Rate from the date paid by Landlord. The Fixed Net Rent, Impositions and all other sums, costs, expenses, charges, payments and deposits which Tenant, pursuant to any provision of this Lease, assumes or agrees to pay and/or deposit, are collectively referred to as “Rental”. All Rental (except for the Impositions, which shall be paid in accordance with the terms of Article 4 hereof) shall be paid to Landlord at its address set forth on page 1 above, or such other place, or to Landlord’s agent and at such other place, as Landlord shall designate, from time to time, by notice. Landlord shall have (in addition to all other rights and remedies) all the rights and remedies provided for under the terms of this Lease and applicable law in respect to the payment of Rental as Landlord possesses in respect to the payment of the Fixed Net Rent.

        Section 3.3      (a) Notwithstanding any other provision of this Lease, this Lease is a triple net lease and the Rental shall be paid without notice or demand, and without counterclaim, setoff, defense, suspension or deferment, of any kind, and without deduction, abatement or diminution of any kind. This Lease shall not terminate (except as may be expressly set forth herein), and Tenant shall not have any right to terminate or avoid this Lease or be entitled to the abatement (in whole or in part) of any Rental or rents hereunder or any reduction thereof, nor shall the obligations and liabilities of Tenant hereunder be in any way affected for any reason, including without limitation: (i) any defect in, damage to, destruction of, or (subject to the terms hereof) condemnation of any part of the Premises; (ii) any restriction of or interference with any use of the Premises or action by Government Authorities or third parties;

(iii) any matter affecting title to, or any eviction by Government Authorities or third parties from the Premises; (iv) any proceeding relating to Landlord or action taken with respect to this Lease by any trustee or receiver of any successor to Landlord or by any court in any proceedings; (v) any failure by Landlord to perform or comply with this Lease or any other agreement or business dealings with Tenant; (vi) impossibility or illegality of performance by Tenant; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing and whether or not Tenant shall have notice or knowledge of any of the foregoing. The obligations of Tenant hereunder shall be separate and independent covenants and agreements. Each payment made by Tenant to Landlord pursuant to this Lease shall be final and Tenant shall not seek to recover all or any part of such payment from Landlord for any reason whatsoever.

        (b)     Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court. Tenant waives all rights to terminate or surrender this Lease, or to any abatement, reduction or deferment of Rental.

ARTICLE 4

TAXES
(Impositions)

        Section 4.1      (a) Tenant covenants and agrees to pay, as hereinafter provided, all of the following items (collectively “Impositions”): All taxes (including, without limitation, all ad valorem, real estate, sales and use, value added, single business, gross receipts, transaction, taxes on rent, privilege, or similar taxes), all assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the term of this Lease, and any other assessments of whatever name, nature, and kind, and whether or not now within the contemplation of the parties, including any special assessments for or imposed by any business improvement district or by any special assessment district), water, sewer, or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization, and similar fees), fines, penalties, and all other governmental charges and any interest or costs with respect thereto, charges for any easement or agreement maintained for the benefit of the Premises, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character, kind and nature whatsoever which at any time prior to or during the term of this Lease may be assessed, levied, confirmed, imposed upon, or grow or become due and payable out of or in respect of, or charged with respect to or become a lien on, the Landlord, the Premises, or the sidewalks or streets in front of or adjoining the Premises, or any vault, passageway or space in, over or under such sidewalk or street, or any other appurtenances of the Premises, or any personal property, equipment or other facility used in the operation thereof, or the rent or income received therefrom, or any use, possession or occupancy thereof, or this transaction or the Rental payable hereunder, or any document to which Tenant is a party creating or transferring an interest or estate in the Premises, together with any and all interest, penalties, and costs resulting from delayed payment of any of the foregoing attributable to an act or omission of Tenant.

Tenant shall, during the term of this Lease, pay and discharge, as additional rent, all Impositions not later than thirty (30) days prior to the due date thereof, or thirty (30) days prior to the day any fine, penalty, interest or cost may be added thereto as imposed by law for the non-payment thereof, if such day is used to determine the due date of the respective item; provided, however, that if, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same in such installments, provided such installment payments are not prohibited by the terms of any Mortgage and provided further that the amount of all installments of any such Impositions (other than installments of special improvement assessments), which are a lien or charge on the Premises during the term of this Lease and which are to become due and payable after the Expiration Date, shall (subject to the terms of any Mortgage which requires an amount equal to such Impositions to be deposited with the holder of such Mortgage) be deposited with Landlord for such payment on the date which shall be one (1) year immediately prior to the Expiration Date.

        (b)     The parties agree that nothing herein contained shall require Tenant to pay municipal, state or federal income, inheritance, estate, succession, transfer or gift taxes of Landlord, or any corporate franchise taxes imposed upon Landlord or any successor of Landlord.

        Section 4.2      Any Imposition, relating to a fiscal period of the taxing authority, a part of which period is included within the term of this Lease and a part of which is included in a period of time after the expiration or termination of the term of this Lease, shall (whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Premises, or shall become payable during the term of this Lease) be apportioned between Landlord and Tenant as of the expiration or termination of the term of this Lease, so that Tenant shall pay that portion of such Imposition which that part of such fiscal period included in the period of time prior to the expiration or termination of the term of this Lease bears to such fiscal period, and Landlord shall pay the remainder thereof.

        Section 4.3      Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith but only after payment of such Imposition unless such payment would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Section 4.1 hereof, payment of such Imposition shall be postponed if and only so long as:

(a) neither the Premises nor any part thereof would by reason of such postponement or deferment be, in the reasonable judgment of the Landlord, in danger of being forfeited or lost, and

    (b)        Landlord would not be, by reason of such postponement or deferment, subject to any actual or threatened criminal sanctions or penalties or personal liability, as Landlord shall determine in its reasonable judgment, and

(c) No Mortgage would by reason of such postponement or deferment be, in the reasonable judgment of Landlord, in danger of being put in default or foreclosure.

        Upon the termination of such proceedings, it shall be the obligation of Tenant to pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including reasonable counsel fees), interest, penalties or other liabilities in connection therewith, and upon such payment in full.

         Section 4.4      Tenant shall have the right to seek a reduction in the valuation of the Premises assessed for tax purposes and to prosecute any action or proceeding in connection therewith. Provided Tenant is not then in Default, Tenant shall be authorized to collect any tax refund obtained by reason thereof and, to the extent such refund is for Impositions paid by Tenant, to retain the same.

         Section 4.5      Landlord agrees that whenever Landlord’s cooperation is required in any of the proceedings brought by Tenant as aforesaid, Landlord will reasonably cooperate therein at the request and expense of Tenant, provided same shall not subject Landlord to any cost, expense or liability of any nature whatsoever, and Tenant hereby indemnifies and agrees to defend and save Landlord free and harmless from and any against such costs, expenses or liability.

Section 4.6 In respect of any payments of Impositions made by Tenant directly to the taxing authority, Tenant shall upon Landlord’s request furnish to Landlord copies of receipted bills or other reasonably satisfactory evidence of payment thereof.

ARTICLE 6

NO PERSONAL LIABILITY OF LANDLORD

         Section 6.1      Notwithstanding anything to the contrary in this Lease, in any action or proceeding brought to enforce any of the obligations of Landlord the judgment or decree shall be enforceable against Landlord only to the extent of the interest of Landlord in the Premises, and any such judgment shall not be subject to the execution on, nor be a lien on, any assets of Landlord other than its interest in the Premises, it being specifically understood and agreed that Landlord shall have no other liability, personal or otherwise, hereunder.

ARTICLE 7

INSURANCE

         Section 7.1      At all times during the term of this Lease Tenant at its own cost and expense shall:

    (a)        Maintain insurance on all of the Premises, including personal property, under a special form property insurance policy (previously known as “all risk”), with replacement cost valuation and an agreed value endorsement (hereinafter referred to as “Special Form”) in an amount equal to not less than one hundred percent (100%) of the full replacement cost thereof. If not included within the Special Form coverage above, Tenant shall also carry or cause to be carried coverage against damage due to water and sprinkler leakage and collapse and flood (to the extent such coverage can be obtained at commercially reasonable rates in the State of New Jersey), which shall be written with limits of coverage of not less than the then replacement value per occurrence. Such policy shall be endorsed with (i) replacement coverage, (ii) an agreed amount clause (waiving applicable co-insurance clause) in accordance with such determination or appraisal, and (iii) coverage for demolition costs and increased costs of construction due to changes in Requirements. During any period where capital improvements are being undertaken, Tenant shall also maintain Builders Risk insurance with respect to the work in question written on a completed value (non-reporting) basis with limits provided for herein and naming Landlord and Tenant, as their respective interests may appear. Such builder’s risk insurance shall also (x) shall contain a waiver or subrogation against subcontractors; and (y) if any off site storage location is used, such insurance shall cover, for full insurable value, all materials and equipment on or about any such off site storage location.

    (b)        Provide and keep in force commercial general liability insurance, written on an occurrence basis with respect to the Premises and all operations related thereto, whether conducted on or off the Premises, and coverage shall include specifically the Premises and all elevators, parking areas, streets, alleys and sidewalks adjoining or appurtenant to the Premises. In any event, the insurance against liability for injury and death shall be no less than Five Million ($5,000,000) Dollars per occurrence, with a deductible of not more than $5,000;

         Section 7.2      All insurance provided by Tenant, as required by this Article, shall be carried in favor of Landlord and the Tenant as their respective interests may appear, and shall name Landlord as an additional insured.

         Section 7.3      All insurance required by any provision of this Lease shall be issued by such responsible insurance companies licensed or authorized to do business in the State of New Jersey and having a rating of “A-" or better and a financial class of “10” or better (or the then equivalent of such ratings) as rated by A.M. Best’s Insurance Guide (or any successor publication of comparable standing). All policies referred to in this Lease shall be in such form reasonably acceptable to Landlord and shall be obtained by Tenant for periods of not less than one (1) year.

        Tenant and Landlord shall cooperate in connection with the collection of any insurance moneys that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance moneys.

        All premiums on policies referred to in this Lease shall be paid by Tenant. The originals of such policies or certificates evidencing such policies, together with evidence of the payment of premiums thereon, shall be delivered to the Landlord immediately upon receipt from the insurance company or companies (and such originals may be delivered by Landlord to the holder of a Mortgage). New or renewal policies or certificates replacing any policies expiring during the term hereof shall be delivered to Landlord at least thirty (30) days before the date of expiration, together with proof satisfactory to Landlord that the full premiums have been paid by Tenant. Premiums on policies shall not be financed in any manner whereby the lender, on default or otherwise, shall have the right or privilege of surrendering or cancelling the policies.

        Tenant shall not violate or permit to be violated any of the conditions or provisions of any such policy, and Tenant shall so perform and satisfy the requirements of the companies writing such policies such that at all times companies of good standing reasonably satisfactory to Landlord shall be willing to write and/or continue such insurance.

ARTICLE 8

RESTORATION OF THE PREMISES AND USE OF CASUALTY INSURANCE PROCEEDS

         Section 8.1      If any portion of the Premises shall be destroyed or damaged in whole or in part by fire or other casualty (including any casualty for which insurance was not obtained or obtainable) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Tenant shall give to Landlord immediate notice thereof, and Tenant, at its own cost and expense, whether or not such damage or destruction shall have been insured, and whether or not insurance proceeds, if any, shall be sufficient for the purpose, shall promptly repair, alter, restore, replace and rebuild the same, at least to the extent of its value prior to such occurrence and to as nearly as possible to its character immediately prior to such occurrence; and Landlord shall in no event be called upon to repair, alter, replace, restore or rebuild same, or to pay any of the costs or expenses thereof. If Tenant shall fail or neglect to restore, repair, replace and rebuild the the Premises, or the portion thereof so damaged or destroyed, with reasonable diligence, or having so commenced such restoration, repair, replacement and rebuilding shall fail to complete the same with reasonable diligence in accordance with the terms of this Lease, or if prior to the completion of any such restoration, repair, replacement and rebuilding by Tenant, this Lease shall expire or be terminated for any reason, Landlord may, at Landlord’s sole option, complete the same at Tenant’s expense.

         Section 8.2      All moneys which are received from insurance payments shall be used by the Tenant to restore the improvement to a value which shall be not less than its value prior to such fire or other casualty. In the event the insurance proceeds shall be insufficient for the purpose of paying for all repairs and restoration, Tenant shall nevertheless be required to make such repairs and restoration at its own cost and expense.

         Section 8.3      This Lease shall not terminate or be forfeited or be affected in any manner by reason of damage to or total, substantial or partial destruction of the Premises or any part or parts thereof or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever, and Tenant, notwithstanding any law or statute present or future, waives any and all rights to quit or surrender the Premises of any part thereof. Tenant expressly agrees that its obligations hereunder, including the payment of any and all Rental, shall continue as though said Premises had not been damaged or destroyed and without abatement, suspension, diminution or reduction of any kind.

ARTICLE 9

ASSIGNMENT, SUBLETTING, ETC.

        (i)        Neither this Lease nor the interest of Tenant in this Lease, nor the interest of Tenant shall be sold, assigned, or otherwise transferred, nor shall Tenant sublet the Premises or any part thereof, nor shall any transaction or series of transactions be entered into (including, without limitation, any assignment, transfer, issuance or redemption of any ownership interest, or any merger, consolidation or dissolution), which, directly or indirectly, result in a change of control of Tenant without the Landlord’s prior written consent, which consent shall not be unreasonably withheld.

ARTICLE 10

REPAIRS

         Section 10.1      Throughout the term of this Lease, Tenant, at its sole cost and expense, shall take good care of the Premises, including, without limiting the generality of the foregoing, all equipment, fixtures and articles of personal property therein or thereon and all sidewalks, grounds, parking areas, vaults, chutes, sidewalk hoists, railings, gutters, alleys, landscaping and curbs on the Premises and will put, keep and maintain the same in good and safe order and condition, and make all repairs therein and thereon, interior and exterior, structural and nonstructural, ordinary and extraordinary, and unforeseen and foreseen, necessary to keep the same in good and safe order and condition, howsoever the necessity or desirability therefor may occur, and whether or not necessitated by obsolescence or defects, latent or otherwise, but reasonable wear and tear excepted. Tenant shall not commit or suffer, and shall use all reasonable precaution to prevent, waste, damage, or injury to the Premises. Tenant shall at its own cost and expense, keep clean and free from dirt, snow, ice, rubbish, obstructions and encumbrances, the sidewalks, parking areas, grounds, vaults, chutes, sidewalk hoists, railings, gutters, alleys and curbs on the Premises.

        Landlord shall not be required to furnish any services, utilities or facilities whatsoever to the Premises. It is expressly understood that the Tenant’s will make pay for utility services throughout the Premises. Landlord shall have no duty or obligation to make any alteration, change, improvement, replacement or repair to, or to demolish, any portion of the Premises .

ARTICLE 11

CHANGES, ALTERATIONS AND ADDITIONS

         Section 11.1      The Tenant shall not commence any alteration upon the Premises unless and until the Tenant has procured and paid for, so far as the same may be required from time to time, all permits, certificates and authorizations required by any Governmental Authority (including any landmark authority) or any officer, department, office, bureau, agency or instrumentality thereof now existing or hereafter created and having jurisdiction over the Premises. Landlord shall not unreasonably refuse to join in the application for such permit or authorization and shall reasonably cooperate with Tenant, without charge except to the extent Landlord’s participation required is more than de minimis, in which case Tenant agrees to pay to Landlord, upon demand and as additional rent hereunder, a reasonable fee and Landlord’s costs paid or incurred in connection therewith. Landlord shall not be subject to any liability for the payment of any costs or expenses in connection with any such applications and Tenant hereby indemnifies and agrees to defend and hold Landlord harmless from and against any and all such costs and expenses. Copies of all required permits and authorizations shall be delivered to Landlord prior to the commencement of work on any Capital Improvement.

         Section 11.2      Any Capital Improvement shall be made promptly and in a good and workmanlike manner and in compliance with all applicable permits, certificates and authorizations and building and zoning laws and with all other requirements of Governmental Authorities.

         Section 11.3      The Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Premises.

         Section 11.4      No Capital Improvement shall be undertaken until Tenant shall have delivered to Landlord insurance policies or certificates therefor issued by responsible insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payments, for Worker’s Compensation Insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Premises, and, unless the liability insurance then in effect with respect to the Premises shall cover the risk, owner’s protective liability insurance expressly covering the additional hazards resulting from the Capital Improvement and work thereon with limits not less than those, and otherwise subject to the same conditions and requirements, set forth in herein with respect to the liability insurance required thereunder. If under the provisions of any fire, liability or other insurance policy or policies then covering said Premises or any part thereof any consent to such Capital Improvement by said insurance company or companies issuing such policy or policies shall be required to continue and keep such policy or policies in full force and effect, Tenant shall obtain such consents and pay any additional premiums or charges therefor that may be imposed by said insurance company or companies.

         Section 11.5      All alterations, improvements or additions made upon the Premises by Tenant or any person or entity acting by, under or through Tenant, except furniture, business equipment or movable partitions or trade fixtures installed by Tenant or any subtenant of Tenant, shall become the property of Landlord and shall remain and be surrendered with the Premises as a part thereof at the expiration or earlier termination of this Lease without compensation to Tenant.

ARTICLE 12

DISCHARGE OF LIENS

         Section 12.1       Tenant shall not create or permit to be created any lien, encumbrance or charge upon the Premises or any part or parts thereof or the income therefrom and shall not enter into any security agreements or permit the filing of any financing statement affecting any part of the Premises, and Tenant shall not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Premises or any part thereof might be impaired.

         Section 12.2      If any mechanic’s, laborer’s or materialman’s lien shall at any time be filed against the Premises or any part thereof, Tenant shall, within thirty (30) days after notice of the filing thereof, cause the same to be discharged of record. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord with all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the Penalty Rate from the respective dates of Landlord’s making of the payment or incurring of the costs and expense, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

ARTICLE 13

EXISTING CONDITION OF PREMISES

        Tenant agrees to take possession of the Premises “as is” as of the date hereof.

ARTICLE 14

INDEMNIFICATION OF LANDLORD
LANDLORD NOT LIABLE FOR INJURY OR DAMAGE

         Section 14.1      Landlord shall not in any event whatsoever be liable for any injury or damage to any property or to any person happening on, in or about the Premises and its appurtenances, nor for any injury or damage to the Premises or to any property belonging to Tenant or any other person which may be caused by any fire, breakage, leakage or defect or by water, rain or snow that may leak into, issue or flow from any part of the Premises or by the use, misuse or abuse of any of the elevators, hatches, openings, installations, stairways or hallways, or which may arise from any other cause whatsoever.

         Section 14.2      Landlord shall not be liable for any failure of water supply, gas or electric current or any other utility or service, nor for any injury or damage to any property or person or to the Premises caused by or resulting from any such failure.

ARTICLE 15

LANDLORD’S RIGHT OF INSPECTION

        Tenant shall permit Landlord and its agents or representatives to enter the Premises on business days during business hours upon reasonable notice to Tenant for the purpose of inspecting the same. Notwithstanding anything to the contrary contained in the within Lease, Landlord shall have the right to enter the Premises at any time in the event of an emergency to make any necessary repairs at Tenant’s cost and expense.

ARTICLE 16

LANDLORD’S RIGHT TO PERFORM TENANT’S COVENANTS

        If Tenant shall at any time fail to pay any Imposition in accordance with the provisions hereof, or to take out, pay for, maintain or deliver any of the insurance policies (or certificates) provided for herein, or shall fail to make any other payment or perform any other act on its part to be made or performed after the giving of notice if required hereunder and the expiration of the applicable grace period, if any, except in the case of emergency, then Landlord, without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall be under no obligation to):

(i) pay any Imposition payable by Tenant pursuant to the provisions hereof, or

(ii) take out, pay for and maintain any of the insurance policies provided for herein, or

(iii) make any other payment or perform any other act on Tenant’s part to be made or performed as in this Lease provided, and may enter upon the Premises for the purpose and take all such action thereon as may be necessary therefor.

        All sums so paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Penalty Rate from the respective dates of Landlord’s making of each such payment or incurring of each such cost and expense shall be paid by Tenant to Landlord on demand. Any payment or performance by Landlord pursuant to the foregoing provisions of this Article shall not be nor be deemed to be a waiver or release of the breach or default of Tenant with respect thereto or of the right of Landlord to terminate this Lease, institute summary proceedings and/or take such other action as may be permissible hereunder in the event of breach or default by Tenant.

ARTICLE 17

FEE MORTGAGES

        This Lease shall be subject and subordinate to each mortgage for security purposes which is a lien, which may now or hereafter affect the Premises and to all, renewals, modifications consolidations and replacements and extensions thereof provided however, that the mortgagee or grantee of such conveyance for security purposes, shall agree that it and its successors and assignes will, if at such time the Tenant is not in defaut under this Lease and attorns to such person, recognize this Lease if the interest of the Landlord in the Premises shall be ended by reason of forclosure proceedings or otherwise. This clause and section shall be self-operative and no further instrument of subordination shall be required by any mortgagee, beneficiary of such deed of trust or grantee of such conveyance for security purposes. The Tenant agrees that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior to the interest created by this Lease irrespective of the date of recording and the Tenant agrees to execute any such instrument without cost, which may be deemed necessary or desirable to further effect the subordination of this Lease to any such mortgage or mortgages, and a refusal to execute such instruments shall entitle the Landlord, their heirs, successors, assigns and legal representatives to the option of canceling this Lease without incurring any expense or damage, and the term hereby granted is expressly limited accordingly.

        The Tenant shall in conformation with the subordination provided for in the preceding section, execute and deliver promptly any certificate or instrument in conforminty with the provisions hereof which the Landlord may at any time request in connection herewith. The Tenant hereby irrecovably constitutes and appoints the Landlord as its attorney-in-fact to execute any such certificates for and on behalf of the Tenant.

ARTICLE 18

PERMITTED USE; NO UNLAWFUL OCCUPANCY

        The Tenant shall use the Premises for any and all lawful purposes.

ARTICLE 19

LATE CHARGES

        In the event payment of any sums required to be paid by Tenant to Landlord under this Lease shall become overdue for ten (10) days beyond the date on which they are due and payable as in this Lease provided without the benefit of any grace or notice provision, then sums so overdue shall be payable on demand with interest at the Penalty Rate (commencing on such due date and until so paid), as liquidated damages for Tenant’s failure to make prompt payment. Furthermore, if any installment of Fixed Net Rent or additional rent due hereunder is not paid on or before the tenth (10th) day of the month during which such installment is due, Tenant shall pay Landlord, as additional rent, on or before the first day of the following month, six cents for each dollar so overdue in order to defray Landlord’s administrative and other costs in connection with such late payment. In the event of nonpayment of any late charges Landlord shall have, in addition to all other rights and remedies, all of the rights and remedies provided for herein and by law in the case of nonpayment of the Fixed Net Rent. No failure by Landlord to insist upon the strict performance by Tenant of Tenant’s obligations to pay late charges shall constitute a waiver by Landlord of its rights to enforce the provisions of this Section in any instance thereafter occurring. The provisions of this Article shall not be construed in any way to extend the grace periods or notice periods provided for in this Lease.

ARTICLE 20

DEFAULTS, CONDITIONAL LIMITATIONS, REMEDIES, ETC.

         Section 20.1      Each of the following events shall be an “Event of Default” hereunder:

(a) Failure of Tenant to pay or deposit any installment of Rental or any part thereof or any other payment of money, costs or expenses herein agreed to be paid by Tenant, when due, and the continuance of such failure for a period of fifteen (15) days after such amount is due and payable hereunder;

(b) Failure of Tenant to observe or perform one or more of the other terms, conditions, covenants or agreements of this Lease and the continuance of such failure for a period of fifteen (15) days after written notice by Landlord specifying such failure (unless such failure requires work to be performed, acts to be done, or conditions to be removed which cannot by their nature reasonably be performed, done or removed, as the case may be, within such fifteen (15) day period, in which case no default shall be deemed to exist so long as Tenant shall have commenced curing the same within such fifteen (15) day period and shall diligently and continuously prosecute the same to completion);

(c) (i) the filing of an application by Tenant for a consent to the appointment of a receiver, trustee or liquidator of itself or of all of its assets; or (ii) the filing by Tenant of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they become due; or (iii) the making by Tenant of a general assignment for the benefit of creditors; or (iv) the filing by Tenant of an answer admitting the material allegations of or consenting to or defaulting in answering a petition filed against it in any bankruptcy proceeding;

(d) the entry of an order, judgment or decree by any court of competent jurisdiction adjudging Tenant a bankrupt or appointing a receiver, trustee or liquidator for Tenant or its assets, which entry, judgment or decree has not been overturned within sixty (60) days;

(e) if a levy under execution or attachment shall be made against Tenant or its or their property and such execution or attachment shall not be vacated or removed by court order, bonding or otherwise within a period of thirty (30) days;

(f) if Tenant shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the divestiture of substantially all its assets;

(g) if Tenant shall vacate or abandon the Premises; or

(h) if this Lease or the estate of Tenant hereunder shall be transferred to or assigned to or subleased to or shall pass to or devolve upon, any person or party, except in a manner herein permitted.

         Section 20.2      If an Event of Default shall occur, Landlord, at any time thereafter, may at its option give written notice to Tenant stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, and upon the date specified in such notice, this Lease and the term hereby demised and all rights of the Tenant under this Lease shall expire and terminate as if that date were the date herein definitely fixed for the termination of the term of this Lease, and Tenant shall quit and surrender the Premises, but Tenant shall remain liable as hereinafter provided.

         Section 20.3      If any Event of Default shall occur, Landlord may without notice re-enter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor, and Tenant shall nevertheless remain liable as hereinafter provided for the remainder of the term hereof. If Landlord shall so re-enter, Landlord may, at its option, repair and alter the Premises in such manner as to Landlord may seem necessary or advisable, and/or let or relet the Premises or any parts thereof for the whole or any part of the remainder of the term hereof or for a longer period, in Landlord’s name or as agent of Tenant, and out of any rent collected or received as a result of such reletting Landlord shall: first, pay to itself the cost and expense of retaking, repossessing, repairing and/or altering the Premises, and the cost and expense of removing all persons and property therefrom; second, pay to itself the cost and expense sustained in securing any new tenants, and if Landlord shall maintain and operate the Premises the cost and expense of operating and maintaining the Premises; and, third, pay to itself any balance remaining on account of the liability of Tenant to Landlord.

         Section 20.4      The Rental payable hereunder and each and every installment thereof, and all costs, reasonable attorneys’ fees and other expenses which may be incurred by Landlord in enforcing the provisions of this Lease or on account of any delinquency of Tenant in carrying out the provisions of this Lease, shall be and they hereby are declared to constitute a valid lien upon the interest of Tenant in this Lease and in the Premises.

         Section 20.5      Suit or suits for the recovery of such deficiency or damages, or for a sum equal to any installment or installments of Rental, Impositions and other charges hereunder, may be brought by Landlord from time to time at Landlord’s election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired by limitation had there been no such default by Tenant or termination.

         Section 20.6      Nothing in this Article contained shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by a statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the damages referred to in any of the preceding subdivisions.

         Section 20.7      No receipt of moneys by Landlord from Tenant after termination of this Lease, or after the giving of any notice of termination of this Lease, shall reinstate, continue or extend the term of this Lease or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rental and any other sum or sums of money and other charges herein reserved and agreed to be paid by Tenant then due or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy, except as herein otherwise expressly provided, it being agreed that after the service of notice to terminate this Lease or the commencement of suit or summary proceedings, or after final order or judgment for the possession of said premises, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the use and occupation of said Premises or, at the election of Landlord, on account of Tenant’s liability hereunder.

         Section 20.8      No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent by Landlord during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         Section 20.9      Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

         Section 20.10      Tenant shall pay to the Landlord all costs and expenses, including attorneys’ fees, paid or incurred by Landlord in any action or proceeding to which Landlord may be made a party by reason of any act or omission of Tenant. Tenant shall also pay to Landlord all costs and expenses, including attorneys’ fees, paid or incurred by Landlord in enforcing any of the covenants and provisions of this Lease and paid or incurred in any action brought by Landlord against Tenant on account of the provisions hereof, and all such costs, expenses, and attorneys’ fees may be included in and form a part of any judgment entered in any proceeding brought by Landlord against Tenant on or under this Lease. All of the sums paid or obligations incurred by Landlord as aforesaid with interest (at the Penalty Rate) and costs shall be paid by Tenant to Landlord within fifteen(15) days of the rendition by Landlord to Tenant of any bill or statement therefor.

         Section 20.11      In the event of a termination of this Lease by reason of default or breach by Tenant hereunder (a) all unexpired insurance premiums, all deposits theretofore made by Tenant with utility companies, all rights of Tenant under all insurance policies and all fuel in the Premises shall be deemed to be assigned to and transferred to Landlord, and (b) Tenant shall deliver to Landlord all leases of subtenants and all security deposits and advance rentals then held by Tenant with respect to any and all subleases, and (c) Tenant shall execute all documents required.

         Section 20.12      At any time after this Lease shall be terminated as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant’s default, an amount equal to (i) any costs and expenses incurred by Landlord in connection with a reletting of the Premises or any part thereof; and (ii) the difference between the Fixed Net Rent and all other charges payable by Tenant hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the Premises for the same period.

        In the computation of such damages, the difference between any installment of Rental becoming due hereunder after the date of such termination and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted from the Expiration Date to the date of termination at the rate of four (4%) percent per annum. If the Premises or any part thereof be relet by the Landlord for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

ARTICLE 21

NOTICES

        Whenever it is provided herein that notice, demand, request or other communication shall or may be given to or served upon either of the parties by the other, and whenever either of the parties shall desire to give or serve upon the other any notice, demand, request or other communication with respect hereto or the Land, each such notice, demand, request or other communication shall be in writing and, any law or statute to the contrary notwithstanding, shall be effective for any purpose if given or served as follows:

(a) If by Landlord, by mailing the same to Tenant by registered or certified mail postage prepaid, return receipt requested or by nationally recognized overnight delivery, addressed to Tenant at the address on page one of this Lease, or at such other address as Tenant may from time to time designate by notice given to Landlord by registered or certified mail with a copy to to Schepisi & McLaughlin, 473 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.

(b) If by Tenant, by mailing the same to Landlord by registered or certified mail, postage prepaid, return receipt requested or by nationally recognized overnight delivery, addressed to Landlord at the address on page one of this Lease, with a copy to Soons & Soons, 155 North Dean Street, Englewood, New Jersey 07631 Attn: Matthew Cohen, Esq.or at such other address as Landlord may from time to time designate by notice given to Tenant by registered or certified mail.

        Every notice, demand, request or other communication hereunder shall be deemed to have been given or served (i) upon the date same shall have been received or receipt thereof has been refused or rejected; or (ii) twenty-four (24) hours after the time that same shall have been sent by Express Mail or nationally recognized overnight delivery service to the addresses as aforesaid.

ARTICLE 22

CONDEMNATION

         Section 22.1      If the whole of the Premises shall be acquired or condemned by eminent domain for any public use or purpose, then and in that event the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and the Lessee shall have no claim against the Landlord or against any award made as a result of such acquisition or condemnation for the value of any unexpired term of said Lease.

         Section 22.2      In the event of a partial taking the term of this Lease shall not cease and terminated unless such partial taking materially affects the operation of the Premises for the purposes of the Tenant’s use. In the event of a partial taking lessee shall be entitled to a reduction in rent as determined by the parties. In no event shall the reduction be greater than taking the total number of square feet and dividing said total into the annual rental in determining a per square foot value. In no way shall Tenant, in the event of a partial or complete taking participate in any award made as a result of such acquisition or condemnation nor have any claim against Landlord for the sum of any unexpired term of said Lease. However, Lessee shall be entitled to prosecute its claim for relocation expenses from the condemning authority, provided same does not affect the Landlord’s award in any manner.

ARTICLE 23

SURRENDER AT END OF TERM

         Section 23.1      On the Expiration Date or upon any earlier termination of this Lease, or upon an re-entry by Landlord upon the Premises upon Tenant’s Default, Tenant shall well and truly surrender and deliver up to Landlord the Premises in good order, condition and repair, reasonable wear and tear excepted, free and clear of all lettings and occupancies, and free and clear of all liens and encumbrances other than those, if any, existing at the date hereof or created by Landlord or subsequent owners of the Premises, without any payment or allowance whatever by Landlord.

ARTICLE 24

QUIET ENJOYMENT

        Landlord covenants that, if and so long as Tenant shall faithfully perform the agreements, terms, covenants and conditions hereof, Tenant shall and may (subject, however, to the exceptions, reservations, terms and conditions of this Lease) peaceably and quietly have, hold and enjoy the Land for the term hereby granted without molestation or disturbance by or from Landlord and free of any encumbrance created or suffered by Landlord, except those to which this Lease is subject and subordinate.

ARTICLE 25

INVALIDITY OF CERTAIN PROVISIONS

        If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

ARTICLE 26

REPRESENTATIONS

        Landlord and Tenant represent that they have the authority to execute this Lease and that the covenants and obligations shall be binding upon Landlord and Tenant.

ARTICLE 27

MISCELLANEOUS

         Section 27.1      The captions of this Lease are for convenience of reference only and in no way define, limit or describe the scope or intent of this Lease or in any way affect this Lease.

         Section 27.2      The use herein of the neuter pronoun in any reference to Landlord or Tenant shall be deemed to include any individual Landlord or Tenant, and the use herein of the words “successors and assigns” or “successors or assigns” of Landlord or Tenant shall be deemed to include the heirs, legal representatives and assigns of any individual Landlord or Tenant.

         Section 27.3      This Lease cannot be changed or terminated orally, but only by an instrument in writing executed by the party against whom enforcement of any waiver, change, modification or discharge is sought. This Lease shall be governed by the laws of the State of New Jersey.

         Section 27.4      The agreements, terms, covenants and conditions herein shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and (except as otherwise provided herein) assigns.

ARTICLE 28

BROKER

         Section 28.1      No Broker participated in the negotiation of the within Lease Tenant and Landlord agree to indemnify and hold harmless the other against and from any costs, expenses and liabilities (including reasonable attorneys’ fees and expenses) resulting from any breach of the covenant and warranty contained herein or its misrepresentation of the matters set forth herein.

ARTICLE 29

NO MERGER

        There shall be no merger of Landlord’s estate in the Premises with Tenant’s estate therein by reason of the fact that the same individual, partnership, firm or corporation or other entity may acquire or own such estates directly or indirectly. No such merger shall occur until all individuals, partnerships, firms, corporations and other entities having any interest in such estates, including any holder of a Mortgage, join in a written instrument effecting such merger and duly record such instrument.

ARTICLE 30

SECURITY

        Contemporaneously with the execution hereof the Tenant shall deliver Fifty Four Thousand Dollars ($54,000) to the Landlord (the “Cash Deposit”) as security for the full and faithful performance and observance by Tenant of the terms, conditions and provisions of this lease. Tenant shall upon each rental increase deliver to the Landlord additional security so that the Landlord shall have three (3) months rent as the Cash Deposit for the remainder of the term of the Lease. If Tenant is in default in performing or observing any term, provision or condition of this Lease, including, without limitation, the payment of fixed rent or additional charges, Landlord may apply or retain the whole or any part of the Cash Deposit so deposited to the extent required for the payment of any fixed rent, additional rent, Imposition or other sum as to which Tenant is in default or for any sum which’Landlord may expend or may be required to expend by reason of Tenant’s default in performing or observing any term, covenant or condition of this lease, including, without limitation, any damages or deficiency in the reletting of the Demised Premises. The Landlord shall have no obligation to segregate or hold in a separate account the Security Deposit. At the end of the term of the Landlord shall return the Cash Deposit to the Tenant.

ARTICLE 31

TENANT’S OPTION TO PURCHASE/TENANT’S RIGHT OF FIRST OFFER

         Section 31.1      Provided this Lease is in full force and effect and has not been cancelled pursuant to the provisions hereof, then Tenant may at Tenant’s option purchase the Premises upon the following conditions precedent:

(a) Upon the execution hereof the Tenant shall pay the Landlord a deposit in the amount of Two Hundred Thousand ($200,000.00) Dollars in consideration of the option to purchase. In the event that the Landlord does not close title to the Premises,or that the Tenant does not exercise the option such deposit shall be refunded to the Tenant upon the termination of the Lease. In the event that the Tenant shall exercise the option hereunder, the deposit shall be credited toward the purchase price.

(b) Exercise of Option. The election of Tenant to exercise this option (the “Option”) must be evidenced by a notice in writing in accordance with Article 21 of this Lease, (b) a contract of sale (the “Contract”) in the form in the form reasonably satisfactory to Landlord and Tenant, fully executed by Tenant as purchaser, providing for a date of Closing (as hereinafter defined) not earlier than 60 days, and not later than 120 days after Tenant exercises the Option, and (c) a good unendorsed certified or bank check drawn on a New Jersey or New York commercial bank in the sum of 10% of the Purchase Price (as hereinafter defined), which amount shall represent the downpayment pursuant to the Contract. If Tenant elects to exercise the Option, such written notice, the executed Contract and check must each be delivered to Landlord on a date not later than one hundred twenty (120) days prior to the Expiration Date (with time being of the essence as to such date) or failing such delivery as aforesaid the Option shall terminate and become null and void without further documentation. If Tenant exercises the Option in accordance with the foregoing terms, Landlord shall execute and return the Contract to Tenant within fifteen (15) days of receipt.

        Section 31.2      Purchase Price. The purchase price under the option (the "Purchase Price") shall be as follows:

(i) if the Closing (as hereinafter defined) occurs during the first Lease Year, the Purchase Price shall be Three Million Seventy Five Thousand Dollars ($3,075,000.00);

(ii) if the Closing occurs during the second or third Lease Years, the Purchase Price shall be Three Million Twenty Five Thousand Dollars ($3,025,000.00);

        Throughout the remainder of the term of the Lease, the Purchase Price will be increased by 150% of the Consumer Price Index (“CPI”). The base date for the CPI will be the 3rd anniversary of the date hereof.

         Section 31.3      Transfer of Title. The Premises shall be conveyed by Landlord to Tenant free and clear of any Mortgages (except, at the option of Landlord and Tenant, as may be assumed by Tenant) or other liens and subject only to the matters set forth in the Contract.

         Section 31.4      Adjustments. Except for any adjustment of Fixed Net Rent, there shall be no adjustments and pro rations of Impositions, insurance premiums, and similar items which shall be the obligation of Tenant as of the date of the Closing in accordance with the other provisions of this Lease.

         Section 31.5      Exchange Property. Each of Landlord and Tenant acknowledges and agrees that the other may desire to effect an exchange of the Owned Property for property of like-kind and qualifying use (the “Exchange Property”) pursuant to Section 1031 of the Code, the Treasury Regulations promulgated thereunder and Revenue Procedure 2000-37 (as the same may be hereafter modified, the “Reverse Exchange Rules”). Notwithstanding anything in this Agreement to the contrary, each of Landlord and Tenant agrees that if the other (the “Exchanging Party”) decides to consummate a Code Section 1031 exchange, such party shall cooperate with the Exchanging Party in effecting such exchange, provided that the Exchanging Party gives the other at least ten (10) days advance notice. The Exchanging Party shall, to the extent permitted under Applicable Laws, have the right to effect a simultaneous exchange, a deferred tax-free exchange, or a reverse exchange, all under Section 1031 of the Code, the Treasury Regulations promulgated thereunder and Reverse Exchange Rules including, but not limited to, through the use of a “qualified intermediary” within the meaning of Treasury Regulations Section 1.1031(k)-1(g)(4) (hereafter a “Qualified Intermediary”), as shall be selected by the Exchanging Party, or pursuant to a “qualified exchange accommodation agreement”(“QEAA”) within the meaning of the Reverse Exchange Rules, to which the Exchanging Party is a party. If the Exchanging Party desires to effect any such exchange, the other party shall take such steps and execute such documents as may be reasonably necessary to assist the Exchanging Party in this regard, except that in no event will the other party be obligated to (i) acquire or take title to any Exchange Property, or (ii) pay or apply any consideration in excess of the amounts, or at any time sooner than, as required under this Agreement. In the event that the Exchanging Party decides to consummate a deferred exchange, the other party agrees to (x) permit the Exchanging Party to assign its interests in this Agreement to a Qualified Intermediary as provided in Treasury Regulation Section 1.1031(k)-1(g)(4) on or before Closing, and (y) pay the Purchase Price to such Qualified Intermediary. In the event the Exchanging Party decides to consummate a reverse exchange, the other party agrees to (1) permit the Exchanging Party to assign its interests in this Agreement to a Qualified Intermediary as provided in Treasury

Regulation Section 1.1031(k)-1(g)(4) on or before Closing, (2) assign its interests in this Agreement pursuant to the QEAA, so long as it maintains all of the rights it otherwise had to acquire the Owned Property, (3) permit any lease of the Owned Property pursuant to the QEAA, and (4) pay the Purchase Price to such Qualified Intermediary or pursuant to the QEAA, as the case may be. If the Exchanging Party effectuates a Code Section 1031 exchange, (A) the other party shall have the rights and remedies as provided by this Agreement, (B) the other party shall not be obligated to pay any amounts greater than the Purchase Price or incur any recourse debt with respect to the Exchange Property or incur any other personal liability, (C) the other party shall not be required to make any warranties or representations in addition to those contained herein or perform any additional covenants in favor of the Exchanging Party or any other person, and (D) costs, including reasonable attorneys’ fees, incurred by the other party in relation to such exchange shall be reimbursed to such party by the Exchanging Party on demand. In furtherance of the foregoing, the Exchanging Party shall be permitted to take such steps and execute such documents as may be reasonably necessary to effectuate an exchange qualifying under Code Section 1031. The Exchanging Party shall indemnify and hold the other party harmless from and against any and all claims, costs, or liabilities incurred by the other party to third parties arising out of or connected with such the other party’s cooperation with the exchange transaction contemplated by this Paragraph 31.5.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

WITNESS:	195 SPRING VALLEY ASSOCIATES, LLC

__________________________	/s/ Howard Kent
By: Howard Kent, Member

TENANT
WITNESS:	JACLYN, INC.

/s/ Anthony Christon	/s/ Robert Chestnov
Anthony Christon, CFO	By: Robert Chestnov, President and CEO